EXHIBIT 10.13

This document was prepared

by and after recording should

be returned to:

KEYBANK NATIONAL ASSOCIATION

11501 Outlook, Suite 300

Overland Park, Kansas 66211

Attention: Mary Ann Gripka

Loan No. 10057878

(space above reserved for recorder’s use)

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

TNP SRT PORTFOLIO I, LLC, as grantor

(Borrower)

to

FIDELITY NATIONAL TITLE COMPANY

(Trustee)

for the benefit of

KEYBANK NATIONAL ASSOCIATION, as beneficiary

(Lender)

This document serves as a fixture filing under the Uniform Commercial Code of the State of California.

Dated:	As of January 6, 2012
Location:	14101, 14135 and 14177 Main Street, Hesperia, California
County:	San Bernardino

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY

AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is made as of this 6th day of January, 2012, by TNP SRT PORTFOLIO I, LLC, a Delaware limited liability company, having its principal place of business at 1900 Main Street, Suite 700, Irvine, California 92614, as Grantor (“Borrower”) to FIDELITY NATIONAL TITLE COMPANY, a California corporation, having an address at 1300 Dove Street, Suite 310, Newport Beach, CA 92660, as Trustee (“Trustee”) for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association, having an address at 11501 Outlook, Suite 300, Overland Park, Kansas 66211, as beneficiary (together with its successors and assigns, “Lender”).

W I T N E S S E T H:

WHEREAS, this Security Instrument is given to secure a loan (the “Loan”) in the principal sum of Thirty-Three Million, Two Hundred Thousand and No/100 Dollars ($33,200,000.00) advanced pursuant to that certain Loan Agreement, dated as of the date hereof, between Borrower and Lender (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Loan Agreement”) and evidenced by that certain Promissory Note, dated the date hereof, made by Borrower in favor of Lender (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Note”);

WHEREAS, Borrower desires to secure the payment of the Debt (as defined in the Loan Agreement) and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents (as herein defined); and

WHEREAS, this Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents are secured hereby, and each and every term and provision of the Loan Agreement, and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Security Instrument (the Loan Agreement, the Note, this Security Instrument and all other documents evidencing or securing the Debt (including all additional mortgages, deeds to secure debt and assignments of leases and rents) or executed or delivered in connection therewith, are hereinafter referred to collectively as the “Loan Documents”).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Security Instrument:

ARTICLE I - GRANTS OF SECURITY

Section 1.1 Property Mortgaged. Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Trustee in trust for the benefit of Lender, as secured party, and its successors and assigns, with power of sale and with the right of entry and possession, to and under the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”):

(a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) Equipment. All “goods” and “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Borrower, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Borrower and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”). Notwithstanding the foregoing, Equipment shall not include any property belonging to tenants under leases except to the extent that Borrower shall have any right or interest therein;

(f) Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Borrower which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including engines, devices for the operation of pumps, pipes, plumbing, cleaningcall and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Borrower’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”). Notwithstanding the foregoing, “Fixtures” shall not include any property which tenants are entitled to remove pursuant to leases except to the extent that Borrower shall have any right or interest therein;

(g) Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever as defined in and subject to the provisions of the Uniform Commercial Code, other than Fixtures, which are now or hereafter owned by Borrower and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(h) Leases and Rents. All leases, subleases or subsubleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into (collectively, the “Leases”), whether before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(i) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(j) Insurance Proceeds. All proceeds in respect of the Property under any insurance policies covering the Property, including the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(k) Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(l) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including proceeds of insurance and condemnation awards, into cash or liquidation claims;

(m) Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(n) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting or pertaining to any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;

(o) Trademarks. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(p) Accounts. All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property, including the Lockbox Agreement and the Cash Management Account, together with all deposits or wire transfers made to such accounts, all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;

(q) Letter of Credit. All letter-of-credit rights (whether or not the letter of credit is evidenced by a writing) Borrower now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.1;

(r) Tort Claims. All commercial tort claims Borrower now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.1; and

(s) Other Rights. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (r) above.

AND without limiting any of the other provisions of this Security Instrument, to the extent permitted by applicable law, Borrower expressly grants to Lender as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Security Instrument be deemed conclusively to be real estate and subject to this Security Instrument.

Section 1.2 Assignment of Rents. Borrower hereby absolutely and unconditionally assigns to Lender all of Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Cash Management Agreement and Section 7.1(h) of this Security Instrument, Lender grants to Borrower a license revocable upon the occurrence of an Event of Default to collect, receive, use and enjoy the Rents and Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

Section 1.3 Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (hereinafter defined), a security interest in the Fixtures, the Equipment and the Personal Property and other property constituting the Property, whether now owned or hereafter acquired, to the full extent that the Fixtures, the Equipment and the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). If an Event of Default shall occur and be continuing, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender after the occurrence and during the continuance of an Event of Default, Borrower shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place (at the Land if tangible property) reasonably acceptable to Lender. Borrower shall pay to Lender on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Any notice of sale, disposition or other intended action by

Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least ten (10) business days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. Borrower’s (debtor’s) principal place of business is as set forth on page one hereof and the address of Lender (secured party) is as set forth on page one hereof.

Borrower shall promptly notify Lender of the existence of any commercial tort claim now or hereafter existing for the benefit of Borrower or the Property, and shall execute, acknowledge and deliver a security agreement or other documentation as Lender shall from time to time require to acquire and perfect a valid and binding security interest in such commercial tort claim.

Section 1.4 Fixture Filing. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

Section 1.5 Pledges of Monies Held. Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender or on behalf of Lender, including any sums deposited in the Lockbox Account, the Cash Management Account, the Reserve Funds and Net Proceeds, as additional security for the Obligations until expended or applied as provided in this Security Instrument or the Loan Agreement.

Section 1.6 Common Law Pledge/Assignment. To the extent that the Uniform Commercial Code does not apply to any item of the Personal Property, it is the intention of this Security Instrument that Lender have a common law pledge and/or collateral assignment of such item of Personal Property.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto Trustee for the use and benefit of Lender, and its successors and assigns, forever;

IN TRUST, WITH POWER OF SALE, to secure payment to Lender of the Debt at the time and in the manner provided for its payment in the Loan Agreement, the Note and in this Security Instrument.

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that Borrower’s obligation to indemnify and hold harmless Lender pursuant to the provisions hereof shall survive any such payment or release.

ARTICLE II - DEBT AND OBLIGATIONS SECURED

Section 2.1 Debt. This Security Instrument and the grants, assignments and transfers made in Article I are given for the purpose of securing the Debt.

Section 2.2 Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article I are also given for the purpose of securing the following (the “Other Obligations”):

(a) the performance of all other obligations of Borrower contained herein;

(b) the performance of each obligation of Borrower contained in the Loan Agreement and any other Loan Document; and

(c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.

Section 2.3 Debt and Other Obligations. Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.”

ARTICLE III - BORROWER COVENANTS

Borrower covenants and agrees that:

Section 3.1 Payment of Debt. Borrower shall pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.

Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3 Insurance. Borrower shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Borrower and the Property as required pursuant to the Loan Agreement.

Section 3.4 Maintenance of Property. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of equal or better quality of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements) without the consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty or become damaged, worn or dilapidated or which may be affected by any Condemnation, and shall complete and pay for any structure at any time in the process of construction or repair on the Land.

Section 3.5 Waste. Borrower shall not commit or suffer any waste of the Property (“waste” meaning the diminution in the Property’s value resulting from Borrower’s negligent or willful failure to manage, maintain, repair and otherwise operate the Property in a commercially reasonable manner) or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument. Borrower shall not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.6 Payment for Labor and Materials. (a) Borrower shall promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof except for the Permitted Encumbrances.

(b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Security Instrument or any of the other Loan Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, Security Instrument or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Labor and Material Costs from Borrower and from the Property or Borrower shall have paid all of the Labor and Material Costs under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost,

(vi) Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon, (vii) Borrower shall have furnished to Lender all other items reasonably requested by Lender, including title insurance coverage or bonding over such lien, and (viii) Lender shall have determined that Borrower is likely to prevail in such contest

Section 3.7 Performance of Other Agreements. Borrower shall observe and perform each and every term, covenant and provision to be observed or performed by Borrower pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

Section 3.8 Change of Name, Identity or Structure. Borrower shall not change Borrower’s name, identity (including its trade name or names) or, if not an individual, Borrower’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and without first obtaining the prior written consent of Lender. Borrower hereby authorizes Lender to file, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

Section 3.9 Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of such Property, free and clear all Liens (as defined in the Loan Agreement) whatsoever except the Permitted Encumbrances (as defined in the Loan Agreement), such other Liens as may be expressly permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property or Borrower’s ability to repay the Loan. This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are past due and are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents unless such claims for payments are being contested in accordance with the terms and conditions of this Security Instrument.

Section 3.10 Letter of Credit Rights. If Borrower is at any time a beneficiary under a letter of credit relating to the properties, rights, titles and interests referenced in Section 1.1 of this Security Instrument now or hereafter issued in favor of Borrower, Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case that the proceeds of any drawing under the letter of credit are to be applied as provided in Section 7.2 of this Security Instrument.

ARTICLE IV - OBLIGATIONS AND RELIANCES

Section 4.1 Relationship of Borrower and Lender. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Agreement, the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 4.2 No Reliance on Lender. The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

Section 4.3 No Lender Obligations. (a) Notwithstanding the provisions of Subsections 1.1(h) and (n) or Section 1.2, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, including any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 4.4 Reliance. Borrower recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Section 4.1 of the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Section 4.1 of the Loan Agreement.

ARTICLE V - FURTHER ASSURANCES

Section 5.1 Recording of Security Instrument, etc. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, shall cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower shall pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any other security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 5.2 Further Acts, Etc. Borrower shall, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Legal Requirements. Borrower, on demand, shall execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements to evidence more effectively the security interest of Lender in the Property (including the filing of a financing statement with a generic description such as “all assets”). Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including such rights and remedies available to Lender pursuant to this Section 5.2.

Section 5.3 Changes in Tax, Debt, Credit and Documentary Stamp Laws. (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower shall pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.

(b) Borrower shall not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

(c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower shall pay for the same, with interest and penalties thereon, if any.

Section 5.4 Severing of Security Instrument. The provisions of Section 8.2(c) of the Loan Agreement are hereby incorporated by reference herein.

Section 5.5 Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower shall issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

ARTICLE VI - DUE ON SALE/ENCUMBRANCE

Section 6.1 Lender Reliance. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

Section 6.2 No Sale/Encumbrance. Neither Borrower nor any Restricted Party (as defined in the Loan Agreement) shall Transfer the Property or any part thereof or any interest therein or permit or suffer the Property or any part thereof or any interest therein to be Transferred other than as expressly permitted pursuant to the terms of the Loan Agreement.

ARTICLE VII - RIGHTS AND REMEDIES UPON DEFAULT

Section 7.1 Remedies. Upon the occurrence and during the continuance of any Event of Default (as defined in the Loan Agreement), Borrower agrees that Lender may take such action, without notice or demand, but only to the to the extent permitted by applicable California law, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its discretion, without, to the extent permitted by applicable California law, impairing or otherwise affecting the other rights and remedies of Lender:

(a) declare the entire unpaid Debt to be immediately due and payable;

(b) institute judicial foreclosure proceedings for the complete foreclosure of this Security Instrument under the applicable provisions of California law, in which case the Property or any interest therein may, to the extent permitted by applicable California law, be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner; (d) Exercise the power of sale contained in this Security Instrument and deliver to Trustee a written statement of breach, notice of default and election to cause Borrower’s interest in the Property to be sold, all in accordance with applicable law.

(c) exercise the power of sale contained in this Security Instrument and deliver to Trustee a written statement of breach, notice of default and election to cause Borrower’s interest in the Property to be sold, all in accordance with applicable law.

(i) If Lender elects to exercise the power of sale contained in this Security Instrument, Lender shall notify Trustee and shall deposit with Trustee copies of this Security Instrument and the Notes and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

(ii) Upon receipt of such notice from Lender and at the direction of Lender, Trustee shall cause to be recorded, published or delivered such notices of default and notices of sale as may then be required by law or this Security Instrument. Trustee shall, only at the direction of Lender and without demand on Borrower, after such time as may then be required by law and after recordation of such notice of default and after notice of sale having been given as required by law, sell Borrower’s interest in the Property at the time and place of sale fixed by it in such notice of sale, either as a whole, or in separate lots or parcels or items as Lender shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale, or as otherwise may then be required by law. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Borrower, Trustee, Lender, or any Lender, may purchase at such sale, and Borrower covenants to warrant and defend the title of such purchaser or purchasers. Lender and Lenders shall have the right to credit bid at any such sale.

(iii) Trustee or Lender may sell not only the real property but also the personal property and other interests which are a part of the Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Property separately from the remainder of the Property. Neither Trustee nor Lender shall be required to take possession of any part of the Property or to have any of the personal property present at any sale of the Property. Trustee or Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee or Lender, including the posting of notices and the conduct of sale, but in the name and on behalf of Lender. If any sale hereunder is not completed or is defective in the opinion of Trustee or Lender, such sale shall not exhaust the power of sale hereunder, and Trustee or Lender shall have the right to cause a subsequent sale or sales to be made hereunder.

(iv) As may be permitted by, but subject to, applicable law, after deducting all costs, fees and expenses of Trustee and of this Security Instrument, including costs of evidence of title in connection with sale, Trustee or Lender shall apply the proceeds of sale (A) first, to payment of all costs, fees and expenses, including attorneys’ fees and expenses incurred by Lender in exercising the power of sale or foreclosing this Security Instrument, (B) second, to the payment of the Secured Obligations (including, without limitation, the principal, accrued interest and other sums due and owing under the Notes and the amounts due and owing to Lender and Lenders under this Security Instrument) in such manner and order as Lender may elect, and (C) third, the remainder, if any, shall be paid to Borrower, or such other persons as may be legally entitled thereto.

(v) Trustee may, in the manner provided by law, postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

(d) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;

(e) apply for and obtain the appointment, on an ex parte basis (any required notice of such appointment or any proceeding to appoint the same being hereby expressly waived) and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any guarantor, indemnitor or of any Person liable for the payment of the Debt, of a receiver, trustee, liquidator or conservator of the Property to do all of the actions set forth in subparagraph (h) below and to, with the consent of Lender, to the extent permitted by applicable California law, dispose (by lease, sale or otherwise) of some or all of the Property in the course of the proceeding in which such receiver, trustee, liquidator or conservator is appointed;

(f) the license granted to Borrower under Section 1.2 hereof shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

(g) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including: (i) the right to take possession of the Fixtures, the Equipment, the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Fixtures, the Equipment, the Personal Property, and (ii) request Borrower at its expense to assemble the Fixtures, the Equipment, the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Fixtures, the Equipment, the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

(h) apply any sums then deposited or held in escrow or otherwise by or on behalf of Lender in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its discretion: (i) Taxes and Other Charges; (ii) Insurance Premiums; (iii) interest on the unpaid principal balance of the Note; (iv) amortization of the unpaid principal balance of the Note; and (v) all other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including advances made by Lender pursuant to the terms of this Security Instrument;

(i) surrender the Policies maintained pursuant to the Loan Agreement, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such Insurance Premiums;

(j) prohibit Borrower and anyone claiming for or through Borrower from making use of or withdrawing any sums from any lockbox, escrow or similar account;

(k) pursue such other remedies as Lender may have under applicable law; or

(l) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion.

Section 7.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

Section 7.3 Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make any payment or do any act required of Borrower hereunder in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate (as defined in the Note), for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 7.4 Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 7.5 Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 7.6 Examination of Books and Records. At reasonable times and upon reasonable notice, Lender, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Borrower which reflect upon their financial condition, at the Property or at any office regularly maintained by Borrower where the books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable notice, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower where the books and records are located. This Section 7.6 shall apply throughout the term of the Note and without regard to whether an Event of Default has occurred or is continuing.

Section 7.7 Other Rights, etc. (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower or any guarantor or any indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Lender’s possession.

(c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 7.8 Right to Release Any Portion of the Property. Lender may, to the extent permitted by applicable California law, release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 7.9 Violation of Laws. If the Property is not in material compliance with Legal Requirements, Lender may impose additional requirements upon Borrower in connection herewith including monetary reserves or financial equivalents.

Section 7.10 Right of Entry. Upon reasonable notice to Borrower, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

ARTICLE VIII - PREPAYMENT

Section 8.1 Prepayment. The Debt may not be prepaid in whole or in part except in accordance with the express terms and conditions of the Loan Agreement and the Note.

ARTICLE IX - INDEMNIFICATION

Section 9.1 General Indemnification. Borrower shall, at its sole cost and expense, protect (with legal counsel reasonably acceptable to Lender), defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including reasonable attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, the Note, the Loan Agreement, this Security Instrument, or any other Loan Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument, the Loan Agreement, the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any guarantor or any indemnitor Person and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Security Instrument, the Note, the Loan Agreement or any of the other Loan Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Legal Requirements; (j) the enforcement by any Indemnified Party of the provisions of this Article 9; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) any and all claims (including lender liability claims) or demands by Borrower or any third parties, including any guarantor or indemnitor; (m) the payment of any commission, charge or brokerage fee to anyone claiming through Borrower which may be payable in connection with the funding of the Loan; or (n) any misrepresentation made by Borrower in this Security Instrument or any other Loan Document. Any amounts payable to Lender by reason of the application of this Section 9.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.

Section 9.2 Mortgage and/or Intangible Tax. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes. Borrower hereby agrees that, in the event that it is determined that any documentary stamp taxes or intangible personal property taxes are due hereon or on any mortgage or promissory note executed in connection herewith (including the Note), Borrower shall indemnify and hold harmless the Indemnified Parties for all such documentary stamp and/or intangible taxes, including all penalties and interest assessed or charged in connection therewith.

Section 9.3 ERISA Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s discretion) that Lender may incur, directly or indirectly, as a result of a breach of any of the representations made under Section 4.1.9 of the Loan Agreement or a breach of any negative covenants contained in Section 5.2.9 of the Loan Agreement.

Section 9.4 Duty to Defend; Attorneys’ Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both Borrower and any Indemnified Party and Borrower and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to Borrower, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without Borrower’s consent, which consent shall not be unreasonably withheld. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Section 9.5 Environmental Indemnity. Simultaneously with this Security Instrument, Borrower and Guarantor have executed that certain Environmental Indemnity. The obligations of Borrower and Guarantor under the Environmental Indemnity are not part of the Debt and are not secured by this Security Instrument.

ARTICLE X - WAIVERS

Section 10.1 Waiver of Counterclaim. To the extent permitted by applicable law, Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations.

Section 10.2 Marshalling and Other Matters. To the extent permitted by applicable law, Borrower hereby waives the benefit of all homestead, appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law, and hereby waives any defense Borrower might assert or have by reason of Lender’s failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Lender.

Section 10.3 Waiver of Notice. To the extent permitted by applicable law, Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.4 Waiver of Statute of Limitations. To the extent permitted by applicable law, Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

Section 10.5 Trial by Jury. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

ARTICLE XI - EXCULPATION

The provisions of Section 9.3 of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

ARTICLE XII - NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

ARTICLE XIII - APPLICABLE LAW

Section 13.1 Governing Law. This Security Instrument shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

Section 13.2 Usury Laws. Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the lawful maximum, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

Section 13.3 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

ARTICLE XIV - DEFINITIONS

All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

ARTICLE XV - MISCELLANEOUS PROVISIONS

Section 15.1 No Oral Change. This Security Instrument, and any provisions hereof, including the provisions of this Section, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or

Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought, and the parties hereby: (a) expressly agree that it shall not be reasonable for any of them to rely on any alleged, non-written amendment to this Security Instrument; (b) irrevocably waive any and all right to enforce any alleged, non-written amendment to this Security Instrument; and (c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Security Instrument.

Section 15.2 Successors and Assigns. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 15.3 Inapplicable Provisions. If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument shall be construed without such provision.

Section 15.4 Headings, Etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 15.5 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 15.6 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower’s obligations hereunder, under the Loan Agreement, the Note and the other Loan Documents and the performance and discharge of the Other Obligations.

Section 15.7 Entire Agreement. The Note, the Loan Agreement, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Security Instrument and the other Loan Documents.

Section 15.8 Limitation on Lender’s Responsibility. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession.”

Section 15.9 Rules of Construction. The following rules of construction shall be applicable for all purposes of this Security Instrument and all documents or instruments supplemental hereto, unless the context otherwise clearly requires:

(a) The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to”;

(b) any pronoun used herein shall be deemed to cover all genders, and words importing the singular number shall mean and include the plural number, and vice versa;

(c) all captions to the Sections hereof are used for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect, this Security Instrument;

(d) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”;

(e) the words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Security Instrument refer to this Security Instrument as a whole and not to any particular provision or section of this Security Instrument;

(f) an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Lender;

(g) No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion hereof or any other Loan Document;

(h) The cover page (if any) of, all recitals set forth in, and all Exhibits to, this Security Instrument are hereby incorporated herein; and

(i) Wherever Lender’s judgment, consent, approval or discretion is required under this Security Instrument or any other Loan Document for any matter or thing or Lender shall have an option, election, or right of determination or any other power to decide any matter relating to the terms and conditions of this Security Instrument, including any right to determine that something is satisfactory or not (“Decision Power”), such Decision Power shall be exercised in the sole and absolute discretion of Lender unless otherwise expressly stated to be reasonably exercised. Such Decision Power and each other power granted to Lender upon this Security Instrument or any other Loan Document may be exercised by Lender or by any authorized agent of Lender (including any servicer and/or attorney-in-fact), and Borrower hereby expressly agrees to recognize the exercise of such Decision Power by such authorized agent. Without limiting the generality of the foregoing, any authorized agent of Lender (including any servicer and/or attorney-in-fact) is hereby specifically authorized to remove a trustee and select and appoint a successor trustee.

Section 15.10 Duplicate Originals; Counterparts. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterpart shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 15.11 Lender’s Right to Subordinate. Lender may, at its election, subordinate the lien of this Security Instrument and any or all of Lender’s rights, titles or interests hereunder to any lien, leasehold interest, easement, plat, covenant, restriction, dedication, encumbrance or other matter affecting the Property or any part thereof by recording a written declaration of such subordination in the office of the register or recorder of deeds or similar filing officer for the county in which the Land is located. If foreclosure sale occurs hereunder after the recording of any such declaration, the title received by the purchaser at such sale shall be subject to the matters specified in such declaration, but such declaration shall not otherwise affect the validity or terms of this Security Instrument or any other Loan Document or the priority of any lien or security interest created hereunder or under any other Loan Document. Without limitation of the foregoing, Lender shall have the right to unilaterally modify any Loan Document to release any lien on any portion of the Property

ARTICLE XVI - DEED OF TRUST PROVISIONS

Section 16.1 Concerning the Trustee. Except as required by applicable law, Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction. Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days’ notice to Borrower and to Lender. Lender may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its discretion for any reason whatsoever Lender may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Lender. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

Section 16.2 Trustee’s Fees. Borrower shall, to the extent permitted by applicable California law, pay all reasonable costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument.

Section 16.3 Certain Rights. With the approval of Lender, Trustee shall have the right to take any and all of the following actions: (a) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Note, this Security Instrument or the Other Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (b) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (c) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith and (d) any and all other lawful action as Lender may instruct Trustee to take to protect or enforce Lender’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered.

Section 16.4 Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

Section 16.5 Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Borrower by any Trustee or substitute trustee to more fully and certainly vest in and confirm to the Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by the Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.

Section 16.6 Succession Instruments. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Lender or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in the Trustee’s place.

ARTICLE XVII - STATE-SPECIFIC PROVISIONS

Section 17.1 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 17 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 17 shall control and be binding.

Section 17.2 Fixture Filing. The following provision is added at the end of the preamble immediately preceding the recitals:

THIS SECURITY INSTRUMENT CONSTITUTES A FIXTURE FILING UNDER SECTIONS 9334, 9501 AND 9502 OF THE UNIFORM COMMERCIAL CODE OF THE STATE

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OF CALIFORNIA. TO THE EXTENT THE GOODS ARE FIXTURES UNDER THE LAWS OF THE STATE OF CALIFORNIA, THE FIXTURES ARE OR SHALL BECOME FIXTURES ON THE REAL PROPERTY LOCATED IN THE COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED ON EXHIBIT A ATTACHED HERETO, COMMONLY KNOWN BY THE STREET ADDRESS 14101, 14135 AND 14177 MAIN STREET, HESPERIA, CALIFORNIA. THE NAME OF THE RECORD OWNER OF THE REAL PROPERTY IS TNP SRT PORTFOLIO I, LLC, A DELAWARE LIMITED LIABILITY COMPANY.

Section 17.3 Debt. The ninth line of the third recital is hereby modified by inserting the following between “rents” and “) or”: “(but specifically excluding the Environmental Indemnity Agreement of even date herewith from Borrower and certain other parties to Lender (the “Environmental Indemnity”)).”

Section 17.4 Restoration after Casualty/Condemnation.

(a) BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT IT IS AWARE OF AND UNDERSTANDS SCHOOLCRAFT V. ROSS (81 CAL. APP. 3D 75 (1981)) AND ITS PROGENY AS WELL AS CALIFORNIA CIVIL CODE SECTION 2924.7 AND FINANCIAL CODE SECTIONS 1227.3 AND 7462, WHICH PERMIT LENDER TO REQUIRE INSURANCE BUT OBLIGATE LENDER TO ALLOW BORROWER TO USE CASUALTY INSURANCE PROCEEDS FOR THE PURPOSE OF REPAIRING OR RESTORING THE REAL PROPERTY PLEDGED AS SECURITY FOR THE BORROWER’S OBLIGATIONS TO LENDER UNLESS LENDER’S SECURITY HAS BEEN IMPAIRED. BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT, IN THE EVENT OF A CASUALTY TO THE PROPERTY, IF BORROWER FAILS TO REPAIR OR RESTORE THE PROPERTY IN A MANNER CONSISTENT WITH THE LOAN AGREEMENT, REGARDLESS OF WHETHER SUCH FAILURE IS THE RESULT OF ANY VOLUNTARY ACTION OR INACTION BY BORROWER, OR ANY ACT OR DETERMINATION OF ANY GOVERNMENTAL AUTHORITY (WHETHER PURSUANT TO ANY ZONING, LAND USE OR OTHER ORDINANCE, CODE, REGULATION OR REQUIREMENT OR OTHERWISE), SUCH FAILURE IS AND SHALL BE DEEMED A SUBSTANTIAL IMPAIRMENT OF THE PROPERTY ENTITLING LENDER TO APPLY THE NET INSURANCE PROCEEDS TO THE INDEBTEDNESS IN SUCH ORDER AND MANNER AS LENDER MAY ELECT, WHETHER OR NOT DUE AND PAYABLE, WITH ANY EXCESS PAID TO BORROWER. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THE TERMS OF THIS PROVISION HAVE BEEN SPECIFICALLY BARGAINED FOR AND ARE A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN AND WITHOUT WHICH LENDER WOULD NOT MAKE THE LOAN.

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Borrower’s Initials

(b) Lender may, in its sole discretion, elect to (i) apply the Net Proceeds of any Condemnation Proceeds in reduction of the Debt in such order and manner as Lender may elect, whether due or not or (ii) make the proceeds available to Borrower for Restoration. Any implied covenant in this Security Instrument or the Loan Agreement restricting the right of Lender to make such an election is waived by Borrower. In addition, Borrower hereby waives the provisions of any law prohibiting Lender from making such an election, including, without limitation, the provisions of California Code of Civil Procedure commencing with Section 1265.210.

Section 17.5 Notices Of Default. All notices and cure periods described in Section 8.1 of the Loan Agreement shall not be applicable to any event which with the giving of notice, the passage of time or both would constitute an Event of Default, if such event has occurred as of the date on which Lender commences a nonjudicial foreclosure proceeding with respect to another Event or Event of Default. Such event shall constitute an independent Event of Default hereunder and under the Loan Agreement.

Section 17.6 Recovery of Sums Required to be Paid. The following sentence is inserted at the end of Section 7.5: “This Section 7.5 is separate and several, and shall survive the merger of this provision into any judgment.”

Section 17.7 Rights Pertaining To Sales. The first sentence of Section 7.12(k) is deleted.

Section 17.8 Environmental Compliance.

(a) With or without notice, and without releasing Borrower from any obligation hereunder or under the Loan Agreement, Lender shall have the right, but shall not be obligated, to cure any default of Borrower under this Section 5.1.19 of the Loan Agreement, and, in connection therewith, Lender or its agents, acting by themselves or through a court-appointed receiver, may enter upon the Property or any part thereof and perform such acts and things as Lender deems necessary or desirable to inspect, investigate, assess, and protect the security hereof, including without limitation, the right to: (i) obtain a court order to enforce Lender’s rights to enter and inspect the Property under California Civil Code Section 2929.5, to which the decision of Lender as to whether there exists a release or threatened release of Hazardous Substances in or onto the Property shall be deemed reasonable and conclusive as between the parties hereto; and (ii) have a receiver appointed under California Code of Civil Procedure Section 564 to enforce Lender’s right to enter and inspect the Property for Hazardous Substances. All costs and expenses reasonably incurred by Lender with respect to the audits, tests, inspections, and examinations which Lender or its agents or employees may conduct, including the fees of the engineers, laboratories, contractor, consultants, and attorneys, shall be paid by Borrower. All reimbursement costs and expenses incurred by Trustee and Lender pursuant to this subparagraph (including, without limitation, court costs, consultant fees and attorney fees, whether incurred in litigation or otherwise and whether before or after judgment) shall bear interest at the Default Rate from the date such costs and expenses are incurred until said sums have been fully paid.

(b) At Lender’s option, Lender shall be entitled to seek a judgment that Borrower has breached its covenants, representations and/or warranties with respect to the environmental matters set forth in the Environmental Indemnity Agreement of even date herewith between Borrower and Lender, by commencing and maintaining an action or actions in any court of competent jurisdiction for breach of contract pursuant to California Code of Civil Procedure Section 736, whether commenced prior to foreclosure of the Property or otherwise, and to seek the recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred or advanced by Lender relating to the cleanup, remediation or other response action, required by applicable law or to which Lender believes necessary to protect the Property (collectively, the “Environmental Costs”) (excluding, however, any Environmental Costs not permitted to be recovered pursuant to Section 736 of the California Code of Civil Procedure), it being conclusively presumed between Lender and Borrower that all such Environmental Costs incurred or advanced by Lender relating to the cleanup, remediation, or other response action of or to the Property were made by Lender in good faith. Environmental Costs that are not permitted to be recovered pursuant to Section 736 may be referred to hereinafter as the “Unsecured Environmental Costs,” and Environmental Costs other than the Unsecured Environmental Costs may be referred to hereinafter as the “Secured Environmental Costs.” Any Unsecured Environmental Costs shall not be secured by this Security Instrument; provided, however, nothing herein shall prevent Lender from recovering any Unsecured Environmental Costs pursuant to the unsecured Environmental Indemnity, to the extent they are recoverable in accordance with said Environmental Indemnity. All Environmental Costs under this subparagraph (including, without limitation, court costs, consultant fees and attorneys’ fees, whether incurred in litigation or otherwise and whether before or after judgment) shall bear interest at the Default Rate from the date of such costs and expenses have been incurred until said sums have been fully paid. Lender shall be entitled to bid, at a sale of the Property held as provided herein, the amount of such Secured Environmental Costs (including interest thereon) in addition to the amount of the other obligations hereby secured as a credit bid, the equivalent of cash.

(c) At Lender’s option, Lender shall be entitled to waive its lien against the Property or any portion thereof, whether fixtures or personal property, to the extent such property is found to be environmentally impaired in accordance with California Code of Civil Procedure Section 726.5 and to exercise any and all rights and remedies of an unsecured creditor against Borrower and all of Borrower’s assets and property for the recovery of any deficiency and Environmental Costs, including, but not limited to, seeking an attachment order under California Code of Civil Procedure Section 483.010. As between Lender and Borrower, for purposes of California Code of Civil Procedure Section 726.5, Borrower shall have the burden of proving that Borrower or any related party (or any affiliate or agent of Borrower or any related party) was not in any way negligent in permitting the release or threatened release of Hazardous Substances.

(d) Borrower acknowledges and agrees that, notwithstanding any term or provision contained herein or in the Loan Documents, Environmental Costs shall be exceptions to any nonrecourse or exculpatory provisions of the Loan Documents. Borrower shall be fully and personally liable for the Environmental Costs hereunder, and such liability shall not be limited to the original principal amount of the obligation secured by this Security Instrument. Borrower’s obligations for Environmental Costs shall survive a foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of the Property or this Security Instrument. For the purposes of any action brought under subparagraphs (b) and (c) of this Section 12.5, Borrower hereby waives the defense of laches and any applicable statute of limitations.

Section 17.9 Waiver Of Trial By Jury. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS SECURITY INSTRUMENT OR ANY OTHER LOAN DOCUMENT OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

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Borrower’s Initials

Section 17.10 Leasing Matters. Lender is authorized to foreclose this Security Instrument subject to the rights of any tenants of the Property, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Borrower to be, a defense to any proceedings instituted by Lender to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Property. Unless otherwise agreed by Lender in writing, all leases and tenancies of the Property executed subsequent to the date hereof, or any part thereof, shall be subordinate and inferior to the lien of this Security Instrument, but superior to any other lien on the Property and shall contain an attornment provision pursuant to which the tenant agrees to attorn to the successful bidder at the foreclosure sale of this Security Instrument at the option of such successful bidder. Additionally, from time to time Lender may execute and record among the land records of the jurisdiction where this Security Instrument is recorded, subordination statements with respect to such of said leases as Lender may designate, whereby the leases so designated by Lender will be made superior to the lien of this Security Instrument. From and after the recordation of such subordination statements, the leases therein referred to shall be superior to the lien of this Security Instrument. From and after the recordation of such subordination statements, the leases therein referred to shall be superior to the lien of this Security Instrument and shall not be affected by any foreclosure hereof. All such leases and tenancies shall contain a provision to the effect that the tenant recognizes the right of Lender to effect such subordination of this Security Instrument and consents thereto. Further, all such leases and tenancies shall contain a provision obligating the tenant to attorn to the Lender or the successful bidder at a foreclosure sale following such foreclosure sale.

Section 17.11 Waivers. Borrower waives, to the extent permitted by law, (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Property, (b) all rights of redemption, valuation, appraisement, stay of execution, notice of intent to accelerate, notice of acceleration, notice of election to mature or declare due the whole of the Debt in the event of foreclosure of the liens hereby created, (c) all rights and remedies which Borrower may have or be able to assert by reason of the laws of the State of California pertaining to the rights and remedies of sureties, (d) the right to assert any statute of limitations as a bar to the enforcement of the lien of this Security Instrument or to any action brought to enforce the Note or any other obligation, and (e) any rights, legal or equitable, to require marshaling of assets or to require foreclosure sales in a particular order, including any rights under California Civil Code Sections 2899 and 3433, and all rights of Borrower under California Civil Code Section 2822. Lender shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Nothing contained herein shall be deemed to be a waiver of Borrower’s rights under Section 2924c of the California Civil Code.

Section 17.12 Dwellings. No portion of the proceeds of the Loan shall be used by Borrower to finance the purchase or construction of real property containing four (4) or fewer residential units or on which four (4) or fewer residential units are to be constructed. No portion of the Property is or will be a “dwelling” within the meaning of Section 10240.1 or Section 10240.2 of the California Business and Professions Code.

Section 17.13 Reconveyance. Upon written request of the Lender and surrender of this Security Instrument and the Note to Trustee for cancellation or endorsement, and upon payment of its fees and charges, Trustee shall reconvey, without warranty, all or any part of the property then subject to this Security Instrument. Any reconveyance, whether full or partial, may be made in terms to “the person or persons legally entitled thereto,” and the recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof.

Section 17.14 Notice of Default/Notice of Sale. Borrower hereby requests that any notice of default and any notice of sale hereunder be mailed to them at their respective addresses set forth in the introductory paragraph of this Security Instrument.

Section 17.15 Hazard Insurance Disclosure. This Section is being furnished by Lender in compliance with Section 2955.5(b) of the California Civil Code. California Civil Code Section 2955.5(a) reads as follows: “No lender shall require a borrower, as a condition of receiving or maintaining a loan secured by real property, to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the property.” Borrower acknowledges and agrees that the above disclosure was made by Lender to Borrower prior to execution of this Security Instrument, the Note or the other Loan Documents.

ARTICLE XVIII - ADDITIONAL OR SPECIAL PROVISIONS OR MODIFICATIONS

Section 18.1 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 18 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 18 shall control and be binding.

Section 18.2 Other Security Instruments; No Election of Remedies.

(a) The Debt is now or may hereafter be secured by one or more other mortgages, deeds of trust and other security agreements (collectively, as the same may be amended and in effect from time to time, are herein collectively called the “Other Security Instruments”), which cover or will hereafter cover other properties that are or may be located in various states (the “Other Collateral”). The Other Security Instruments will secure the Debt and the performance of the other covenants and agreements of Borrower set forth in the Loan Documents. Upon the occurrence of an Event of Default, Lender may proceed under this Security Instrument and/or any or all the Other Security Instruments against either the Property and/or any or all of the Other Collateral in one or more parcels and in such manner and order as Lender shall elect, to the extent permitted by applicable law. Borrower hereby irrevocably waives and releases, to the extent permitted by law, and whether now or hereafter in force, any right to have the Property or the Other Collateral marshaled upon any foreclosure of this Security Instrument or any Other Security Instrument.

(b) Without limiting the generality of the foregoing, and without limitation as to any other right or remedy provided to Lender in this Security Instrument or the other Loan Documents, in the case of an Event of Default, in each instance to the extent permitted by applicable California law, (i) Lender shall have the right to pursue all of the rights and remedies under this Security Instrument and the Loan Documents, at law and/or in equity, in one proceeding, or separately and independently in separate proceedings from time to time, as Lender in its sole and absolute discretion, shall determine from time to time, (ii) Lender shall not be required to either marshal assets, sell the Property and/or any Other Collateral in any particular order of alienation (and may sell the same simultaneously and together or separately), or be subject to any “one action” or “election of remedies” law or rule with respect to the Property or any Other Collateral, (iii) the exercise by Lender of any remedies against any one item of Property or any Other Collateral will not impede Lender from subsequently or simultaneously exercising remedies against any other item of Property or Other Collateral, (iv) all liens and other rights, remedies or privileges provided to Lender herein shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and all Property has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt, and (v) Lender may resort for the payment of the Debt to any security held by Lender in such order and manner Lender, in its discretion, may elect and Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument.

(c) Without notice to or consent of Borrower and without impairment of the lien and rights created by this Security Instrument, Lender may, at any time (in its sole and absolute discretion, but Lender shall have no obligation to), execute and deliver to Borrower a written instrument releasing all or a portion of the lien of this Security Instrument as security for any or all of the obligations of Borrower now existing or hereafter arising under or in respect of the Note, the Loan Agreement and each of the other Loan Documents, whereupon following the execution and delivery by Lender to Borrower of any such written instrument of release, this Security Instrument shall no longer secure such obligations of Borrower so released.

Section 18.3 Incorporation by Reference. Section 3.2 is hereby modified by adding the following to the end thereof: “In the event of any conflict between this Security Instrument and the Loan Agreement, the terms of the Loan Agreement shall control.”

Section 18.4 Maintenance of Property. The second sentence of Section 3.4 is hereby modified by adding the following to the end thereof: “except as my be permitted in accordance with the Loan Agreement.”

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IN WITNESS WHEREOF, this Security Instrument has been executed by Borrower as of the day and year first above written.

BORROWER:

TNP SRT PORTFOLIO I, LLC, a Delaware limited liability company

By:	TNP Strategic Retail Trust Operating Partnership, LP, its Member

	By:	TNP Strategic Retail Trust, Inc.,
its General Partner

		By:	/s/ James Wolford
Name: James Wolford
Title: CFO

SIGNATURE PAGE TO DEED OF TRUST (TOPAZ)

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

On January     , 2012 , before me,                                         , Notary Public, personally appeared                                         who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

ACKNOWLEDGEMENT PAGE TO DEED OF TRUST (TOPAZ)

EXHIBIT “A”

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF HESPERIA, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL A

PARCELS 1 AND 2 OF PARCEL MAP NO. 18915, IN THE CITY OF HESPERIA, AS PER MAP RECORDED IN BOOK 232, PAGES 89, 90 AND 91 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN BERNARDINO COUNTY, CALIFORNIA.

PARCEL B

EASEMENTS AS CREATED BY THAT CERTAIN DOCUMENT ENTITLED “DECLARATION OF COVENANTS CONDITIONS AND RESTRICTIONS AND GRANT OF RECIPROCAL EASEMENTS” DATED MARCH 16, 2009 AND RECORDED MAY 1, 2009 AS INSTRUMENT NO. 2009-0185682 OF OFFICIAL RECORDS

APN: 3057-121-18; 3057-121-19

Exhibit Page - Legal(exhibit)(08-07)